SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                               September 30, 2003


                             FUN CITY POPCORN, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                  000-32947                         88-0211496
 ---------------------------      ----------                        ------------
(State or other jurisdiction     (Commission                       (IRS Employer
     of incorporation)           File Number)                       I.D. Number)

                                 3395 W PINKS PL
                             LasVegas, Nevada 89102
                     --------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (702) 367-2676



           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.-- Acquisition or Disposition of Assets

On September 30, 2003 the Registrant entered into an agreement to sell substantially all of its assets to Fun City Foods, Inc., a non affiliated Nevada corporation, for a purchase price of approximately $460,000, net of accounts receivable, which are to be retained by the Registrant for collection. The transaction was closed in escrow on September 30, 2003, pending shareholder approval at a shareholders' meeting anticipated to be held within the next 60 to 90 days. As a part of the transaction, the Registrant's principal shareholders agreed to vote to approve the sale, and therefore it is unlikely that shareholder approval will be denied.

The assets sold included the equipment, inventory, trade name, facilities and all other assets associated with the Registrant's snack food business.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

Exhibits            Title
--------            -----

  99                Asset Purchase Agreement

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FUN CITY POPCORN,  Inc.
                                            (Registrant)

                                            By:  /s/  Richard Falk
                                               --------------------------------
                                                      Richard Falk, President
Dated:  October 1, 2003